Exhibit 99.3

PRACO CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2017, combines the historical balance sheets of Praco Corporation (“Praco”) and Arista Capital Ltd. (“Arista”), giving effect to the acquisition of Praco by Arista as if it had occurred on September 30, 2017.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2016 and for the nine months ended September 30, 2017, are prepared by Praco and give effect to the following transactions as if they had occurred on January 1, 2016:

●	the anticipated reverse acquisition of Praco by Arista, including the related equity to be issued to complete the acquisition.

The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the aforementioned transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

●	separate audited financial statements of Arista as of and for the years ended December 31, 2016, and the related notes included herein;

●	audited financial statements of Praco as of and for the year ended June 30, 2017, and the related notes included in Praco’s Annual Report on Form 10-K for the year ended June 30, 2017;

●	separate unaudited financial statements of Arista as of and for the nine months ended September 30, 2017, and the related notes; and

●	unaudited financial statements of Praco as of and for the quarters ended December 31, 2016, and the related notes included in Praco’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, and,

●	unaudited financials of Praco for the six months ended June 30, 2016 which have been derived from the statement of operations of Praco as reflected in Praco’s 2016 Form 10-K less amounts reflected in the statement of operations of Praco’s Form 10-Q for the six months ended December 31, 2015.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

Any material transactions between Arista and Praco during the periods presented in the unaudited pro forma condensed combined financial statements have been eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. GAAP. The accounting for the acquisition of Praco is dependent upon certain valuations that are provisional and are subject to change. Arista will finalize these amounts as it obtains the information necessary to complete the measurement process. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Arista’s future results of operations and financial position.

In addition, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition of Praco, the costs to integrate the operations of Arista, Praco, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

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PRACO CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

September 30, 2017

	Praco Corporation	Arista Capital Ltd.
	September 30,	September 30,		Pro Forma Adjustments			Pro Forma
	2017	2017		Dr		Cr.	Balances
	(Unaudited)	(Unaudited)					(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$5,167	$108,038		$-		$-	$113,205
Financing leases receivable, net	-	116,387		-		-	116,387
Accrued interest receivable	-	2,292		-		-	2,292
Prepaid expenses	-	15,969		-	(4)	15,000	969

Total Current Assets	5,167	242,686		-		15,000	232,853

LONG-TERM ASSETS:
Financing leases receivable, net	-	-		-		-	-
Property and equipment, net	-	50		-		-	50

Total Long-term Assets	-	50		-		-	50

Total Assets	$5,167	$242,736		$-		$15,000	$232,903

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable	$9,000	$-		$-		$-	$9,000
Notes payable - related parties	384,266	-	(2)	384,266		-	-
Accounts payable	53,217	23,900		-		-	77,117
Accrued interest payable	-	15,869		-		-	15,869
Accrued interest payable - related parties	-	756		-		-	756
Accrued expenses	103,385	37,932	(4)	15,000		-	126,317

Total Current Liabilities	549,868	78,457		399,266		-	229,059

LONG-TERM LIABILITIES:
Convertible notes payable, net	-	476,605	(3)	181,583		-	295,022
Convertible notes payable - related parties, net	-	29,578	(3)	29,578		-	-

Total Long-term Liabilities	-	506,183		211,161		-	295,022

Total Liabilities	549,868	584,640		610,427		-	524,081

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.0001 par value; 378,788 authorized none issued and outstanding at August 31, 2015	-	-		-		-	-
Common stock: $.0001 par value, 7,575,758 shares authorized; 522,558 shares and 2,993,222 proforma shares issued and outstanding at September 30, 2017	52	104	(2)	104	(2)(3)	247	299
Paid-in capital	343,895	339,644	(1)(2)	888,856	(2)(3)	644,331	439,014
Accumulated deficit	(888,648)	(681,652	)(3)	48,839	(1)	888,648	(730,491)

Total Stockholders' Deficit	(544,701)	(341,904)		937,799		1,533,226	(291,178)

Total Liabilities and Stockholders' Deficit	$5,167	$242,736		$1,548,226		$1,533,226	$232,903

See accompanying notes to unaudited pro forma combined financial statements.

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PRACO CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

	Praco Corporation	Arista Capital Ltd.
	For the Year	For the Nine Months
	Ended June 30,	Ended September 30,		Pro Forma Adjustments		Pro Forma
	2017	2017		Dr	Cr.	Balances
						(Unaudited)

REVENUES	$-	$22,613		$-	$-	$22,613

OPERATING EXPENSES
Compensation and benefits	72,923	139,090		-	-	212,013
Professional fees	64,343	64,750				129,093
Provision for lease losses	-	24,500				24,500
General and administrative expenses	8,767	16,656		-	-	25,423

Total Operating Expenses	146,033	244,996		-	-	391,029

LOSS FROM OPERATIONS	(146,033)	(222,383)		-	-	(368,416)

OTHER EXPENSE:
	(23)	(81,370	)(3)	(48,417)		(129,810)
Interest expense - related parties	-	(2,812	)(3)	(422)	-	(3,234)

Total Other Expense	(23)	(84,182)		(48,839)	-	(133,044)

LOSS BEFORE PROVISION FOR INCOME TAXES	(146,056)	(306,565)		(48,839)	-	(501,460)

INCOME TAXES	-	-		-	-	-

NET LOSS	$(146,056)	$(306,565)		$(48,839)	$-	$(501,460)

NET LOSS PER COMMON SHARE:
Net loss per common share - basic and diluted	$(0.28)					$(0.08)

Weighted average shares outstanding:
Basic and diluted	522,558					2,993,222

See accompanying notes to unaudited pro forma combined financial statements.

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PRACO CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 31, 2016

	Praco Corporation	Praco Corporation	Arista Capital Ltd.
	For the Six Months	For the Six Months	For the Year
	Ended December 31,	Ended June 30,	Ended December 31,		Pro Forma Adjustments		Pro Forma
	2016	2016	2016		Dr	Cr.	Balances
							(Unaudited)

REVENUES	$-	$-	$14,028		$-	$-	$14,028

OPERATING EXPENSES
Compensation and benefits	-	-	104,180		-	-	104,180
Professional fees	29,670	17,664	16,028		-	-	63,362
Provision for lease losses	-	-	79,000		-	-	79,000
General and administrative expenses	30,275	6,304	13,538		-	-	50,117

Total Operating Expenses	59,945	23,968	212,746		-	-	296,659

LOSS FROM OPERATIONS	(59,945)	(23,968)	(198,718)		-	-	(282,631)

OTHER EXPENSE:
Interest expense	(23)	(13,045)	(47,302	)(5)	(69,681)	-	(130,051)
Interest expense - related parties	-	-	(3,764	)(5)	(991)	-	(4,755)

Total Other Expense	(23)	(13,045)	(51,066)		(70,672)	-	(134,806)

LOSS BEFORE PROVISION FOR INCOME TAXES	(59,968)	(37,013)	(249,784)		(70,672)	-	(417,437)

INCOME TAXES	-	-	-		-	-	-

NET LOSS	$(59,968)	$(37,013)	$(249,784)		$(70,672)	$-	$(417,437)

NET LOSS PER COMMON SHARE:
Net loss per common share - basic and diluted	$(0.11)	$(0.07)					$(0.08)

Weighted average shares outstanding:
Basic and diluted	522,558	522,558					2,993,222

See accompanying notes to unaudited pro forma combined financial statements.

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PRACO CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (continued)

Note 1: Description of Transaction

Arista Capital Ltd. (“Arista”) was formed under the laws of the State of Nevada in June 2014 and is a finance company that provides financing to other very small finance companies that do not have significant access to the capital markets. Typically, Arista does this by acquiring lease portfolios from such lenders at a purchase price that yields Arista an annual return and these lenders continue to service the portfolios purchased by Arista. Arista is currently focused on leases for trucks and construction equipment.

On April 19, 2017 and amended and effective on December 14, 2017, Praco Corporation entered into a share exchange agreement (the “Exchange Agreement”) with Arista and the shareholders of Arista. Pursuant to the Exchange Agreement, Praco acquired 100% of Arista’s issued and outstanding common stock from the Arista shareholders in exchange for the issuance of 2,470,666 shares of the Praco’s common stock, representing 80.0% of the outstanding common stock (the “Exchange”). Accordingly, the Arista shareholders became shareholders of the combined Company, and Arista became a subsidiary of Praco.

Note 2: Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and was based on the historical financial statements of Arista and Praco.

Under the acquisition method of accounting, in a reverse acquisition, the accounting acquirer (Arista) usually issues no consideration for the acquiree (Praco). Instead, the accounting acquiree usually issues its equity shares to the owners of the accounting acquirer. Accordingly, the acquisition-date fair value of the consideration transferred by the accounting acquirer for its interest in the accounting acquiree is based on the number of equity interests the legal subsidiary (Arista) would have had to issue to give the owners of the legal parent (Praco) the same percentage equity interest in the combined entity that results from the reverse acquisition. Financial statements and reported results of operations of Arista issued after completion of the Praco Acquisition will reflect these values.

Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

In connection with the Praco Acquisition, total acquisition-related transaction costs expected to be incurred by Arista and Praco are estimated to be approximately $150,000, consisting of acquisition-related transaction costs to be incurred by Arista. The estimated acquisition-related transaction costs will be expensed by Arista in the quarter ending December 31, 2017.

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PRACO CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (continued)

Note 3: Accounting Policies

Upon consummation of the Praco Acquisition, Arista will review, in detail, Praco’s accounting policies. As a result of that review, Arista may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, Arista is not aware of any differences that would have a material impact on the combined financial statements.

As a result, the unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

Note 4: Pro Forma Adjustments in Connection with the Praco Acquisition

This note should be read in conjunction with Note 1. Description of Transaction and Note 2. Basis of Presentation. The following summarizes the pro forma adjustments in connection with the Praco Acquisition to give effect to the acquisition as if it had occurred on January 1, 2016, for purposes of the pro forma condensed combined statements of income and on September 30, 2017, for purposes of the pro forma condensed combined balance sheet:

The unaudited combined pro forma balance sheet at September 30, 2017, gives effect to 1) the reclassification of Praco’s accumulated deficit to paid-in capital as if the merger occurred on September 30, 2017, 2) to reflect issuance of 2,084,000 common shares pursuant to the exchange agreement, to reflect the forgiveness of notes payable – related parties, and to reclassify Arista par value to paid-in capital, 3) to reflect the forgiveness of notes payable – related parties to equity, 4) to reflect the issuance of 386,666 common shares upon the conversions of debt amounting to $260,000, and 5) to reclassify deposit for acquisition against accrued expenses, and includes the following pro forma adjustments.

	Debit	Credit
At September 30, 2017
1) To reclassify accumulated deficit
Paid-in capital	$888,648
Accumulated deficit		$888,648

2) To reflect issuance of 2,084,000 common shares pursuant to the share exchange agreement, to reflect the forgiveness of notes payable – related parties, and to reclassify Arista par value to paid-in capital
Notes payable – related parties	384,266
Paid-in capital	208
Common stock – Arista	104
Paid-in capital		384,266
Common stock		208
Paid-in Capital		104

3) To reflect the issuance of 386,666 shares of common stock pursuant to the share exchange agreement upon the conversion of Arista debt of $260,000
Convertible notes payable	181,583
Convertible notes payable – related parties	29,578
Interest expense	48,417
Interest expense – related parties	422
Common stock		39
Paid-in capital		259,961

4) To eliminate deposit for acquisition against accrued expenses
Accrued expenses	15,000
Prepaid expenses		15,000

End of Notes to

Unaudited Pro Forma Condensed Combined Financial Information

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